SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2008

SINGLE TOUCH SYSTEMS INC. (Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2235 Encinitas Blvd, Suite 210
Encinitas, California	92024

(Address of principal executive offices)	(Zip Code)

(760) 438-0100 (Registrant’s telephone number, including area code) (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On July 30, 2008, our board of directors granted an aggregate of 8,675,000 stock options issuable under our 2008 Stock Plan to employees and other eligible persons. Each option has an exercise price of $1.38 per share and is exercisable for a period of three years from the date of vesting. 7,320,000 of the options vest on July 30, 2009 and 1,355,000 of the options vest on July 30, 2010. The board determined that the exercise price of the options equals or exceeds 110% of the fair market value of a share of our common stock at the date of grant. 1,000,000 of the options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code, as amended and 7,675,000 of the options are intended to be non-statutory options.

6,100,000 options were issued to Anthony Macaluso, our President, Chairman and Chief Executive and Financial Officer. 400,000 options were issued to James Darcy, our Senior Vice President. 300,000 of the options were issued to Tom Hovasse our Secretary and Executive Vice President. 100,000 options were issued to each of our non-employee directors, Richard Siber, Laurence Dunn and James Cassina.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

By:	s\ Anthony Macaluso

Name:	Anthony Macaluso
Title: President

Dated: July 30, 2008

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